Exhibit 10.21

AMENDMENT NO. 1

TO THE SECOND AMENDED AND RESTATED

2006 LONG TERM INCENTIVE PLAN FOR

NON-EMPLOYEE DIRECTORS OF THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted the Second Amended and Restated 2006 Long Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 11 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of the Company desires to amend the Plan to reduce the amount and adjust the vesting of the annual grant of restricted stock under Section 6(a) of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: The first sentence of Section 6(a) of the Plan is hereby deleted and replaced with: “Each Annual Restricted Stock Grant presented to a Non-Employee Director shall entitle the recipient to purchase 2,000 shares of Restricted Stock or, in the case of the Chairman of the Board, 2,200 shares of Restricted Stock.”;

SECOND: The provisions of this amendment shall be effective October 26, 2011; and

THIRD: Except to the extent herein above set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to the Plan to be executed by a duly authorized officer of the Company.

THE COOPER COMPANIES, INC.

By:	/s/ Carol R. Kaufman
Carol R. Kaufman
Title:	Executive Vice President, Secretary and Chief Administrative Officer